EXHIBIT 10.2

SECOND AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT AND

AMENDMENT TO REVOLVING CREDIT NOTE

THIS AMENDMENT, dated as of July _7__, 2015, is by and between NewBevCo, Inc., a Delaware corporation (“Company”), and Comerica Bank, a Texas banking association (“Bank”).

WITNESSETH:

WHEREAS, Company and Bank entered into that certain Second Amended and Restated Credit Agreement dated as of June 30, 2008, as amended by a written agreement dated January 16, 2013 (collectively the “Agreement”); and

WHEREAS, Company and Bank wish to further amend the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1.            The definition of “Termination Date” in Section 1.1 of the Agreement is amended by deleting the date April 30, 2016 where it appears therein and replacing it with the date April 30, 2018.

2.            The first sentence of Section 2.1(a) of the Agreement (Revolving Credit Commitment) is amended by deleting the phrase “Fifty Million Dollars ($50,000,000) (the “Committed Amount”)” with the words “Twenty-Five Million Dollars ($25,000,000) (the “Committed Amount”).”

3.            Section 4.15 of the Agreement is deleted in its entirety and replaced with the following:

Section 4.15      Compliance with ERISA; Multiemployer Plans.

(a)

Neither the execution and delivery of this Agreement or the other Loan Documents, the incurrence of the indebtedness hereunder by the Borrower, the application by the Borrower of the proceeds thereof, nor the consummation of any of the other transactions contemplated by this Agreement, constitutes or will constitute a “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

(b)

Each Plan (other than a Multiemployer Plan) is in compliance in all material respects with applicable provisions of ERISA and the Code. Each of the Borrower and the Subsidiaries has made all contributions to the Plans required to be made by them.

(c)

Except for liabilities to make contributions and to pay PGGC premiums and administrative costs, neither the Borrower, the Subsidiaries, nor any ERISA Affiliate has incurred any material liability to or on account of any Pension Plan under applicable provisions of ERISA or the Code, and no condition exists which presents a material risk to the Borrower, any of its Subsidiaries, or any ERISA Affiliate of incurring any such liability. No domestic Pension Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code), whether or not waived. Neither the Parent, the Borrower, any of its Subsidiaries, any ERISA Affiliate, the PBGC, nor any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan (other than a Multiemployer Plan), nor (in the case of the Parent, the Borrower, or any Subsidiary) has any present intention of terminating any Pension Plan.

(d)

Except with respect to any Multiemployer Plan, the present value of the all accumulated benefit obligations under each Pension Plan (based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable), and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the IRS, did not exceed the current fair market value of the assets of such Pension Plan as of such last day.

(e)

None of the Plans is a Multiemployer Plan, except as set forth in the Parent’s financial statements, Note 9, Pension Plans, as reported in the Parent’s Annual Report on Form 10-K for the fiscal year ended May 3, 2014 (and similar Notes for subsequent fiscal years).

4.             Section 6.12 of the Agreement is deleted in its entirety and replaced with the following:

Section 6.12      ERISA.

(a)

Each of the Borrower, its Subsidiaries, and the ERISA Affiliates will take all actions and fulfill all conditions necessary to maintain any and all Plans (other than a Multiemployer Plan) in substantial compliance with applicable requirements of ERISA, the Code, and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

(b)

No domestic Pension Plan (other than a Multiemployer Plan) will fail to satisfy the minimum funding standard (within the meaning of Section 412 of the Code), and no foreign Pension Plan will be in violation of any funding requirement imposed by applicable foreign law, which deficiency or violation would or would be reasonably likely to, materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

5.             Section 6.14 of the Agreement is deleted in its entirety and replaced with the following:

Section 6.14      Financial Covenants. The Borrower will, in accordance with GAAP, maintain as of the last day of each fiscal quarter, commencing with the fiscal quarter ending May 2, 2015:

(a)	A ratio of Consolidated Funded Debt to the sum of Consolidated Net Worth plus two (2) times EBITDA of not more than 1.0 to 1.0, and Consolidated Net Worth must be a positive balance.

(b)	A ratio of Consolidated Funded Debt to Consolidated EBITDA for the four (4) fiscal quarters then ending of not more than 3.5 to 1.0.

6.             Section 8.11 of the Agreement is deleted in its entirety and replaced with the following:

Section 8.11     ERISA.

(a)	Any domestic Pension Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standard (within the meaning of Section 412 of the Code) with respect to any plan year; or

(b)	Any waiver shall be sought or granted under Section 412(c) of the Code; or

(c)	Any foreign Pension Plan shall violate any funding requirement imposed by applicable foreign law; or

(d)	Any Pension Plan (other than a Multiemployer Plan) shall be, have been or be likely to be terminated or the subject of termination proceedings under ERISA; or

(e)

the Borrower, the Parent, any Subsidiary, or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, or 4201 of ERISA or comparable provision of applicable foreign law, and there shall result from one or more of the events set forth in the foregoing clauses (i) through (v) either a liability or a material risk of incurring a liability to the PBGC, any foreign governmental entity, or a Pension Plan, which could have a material and adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower or the Borrower and its Restricted Subsidiaries, taken as a whole.

7.            The Revolving Credit Note is amended to conform to the Agreement, as amended hereby, so that the face amount thereof shall be Twenty-Five Million Dollars ($25,000,000) and the maturity date shall be April 30, 2018.

8.            Exhibit D to the Agreement is deleted and replaced with the First Amended Exhibit D attached hereto.

9.            Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

10.          Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company in Sections 4.1 through 4.17 of the Agreement, as updated by the quarterly financial statements of the Company and the Parent, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

11.           This Amendment shall be effective as of the date set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver this amendment as of the day and year first written above.

BANK:		COMPANY:

COMERICA BANK		NEWBEVCO, INC.

By:	/s/	By:	/s/
	Gerald R. Finney, Jr.		George R. Bracken

Its:	Vice President	Its:	Vice President

FIRST AMENDED EXHIBIT “D”

CERTIFICATE OF COMPLIANCE

To:	Comerica Bank

Re:	NewBevCo., Inc. Credit Agreement dated as of June 30, 20008 together with subsequent amendments (the “Agreement”)

This Certificate of Compliance (“Report”) is furnished pursuant to Section 6.1(e) of the Agreement and sets forth various information as of _________________, 201_ (the “Computation Date”).

1.     Consolidated Funded Debt to Consolidated Net Worth. On the Computation Date, the rate of Consolidated Funded Debt to the sum of Consolidated Net Worth plus two (2) times EBITDA, which is required to be not more than 1.0 to 1.0, was ____ to 1.0 as computed in the supporting documents attached hereto as Schedule 1.

2.     Consolidated Funded Debt to Consolidated EBITDA. On the Computation Date, the ratio of Consolidated Funded Debt to Consolidated EBITDA, which is required to be not more than 3.5 to 1.0, was ____ to 1.0 as computed in the supporting documents attached hereto as Schedule 2.

The undersigned officer of Borrower hereby certifies that:

A.     All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B.     As of the Computation Date, the Borrower has observed and performed all of its covenants and other agreements contained in the Agreement and in the Revolving Credit Note and any other Loan Documents to be observed, performed and satisfied by them.

C.     I have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D.     Except as stated in Schedule 3 hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrower), no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, Borrower has caused this Report to be executed and delivered by its duly authorized officer this ____ day of ___________________, 201__.

NEWBEVCO, INC.

By:

Its:

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